Exhibit 99.6

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined statements of operations for the year ended December 31, 2014 and the six months ended June 30, 2015 reflect pro forma adjustments to the results of operations of AMAG Pharmaceuticals, Inc. (the “Company” or “AMAG”) to give effect to the following transactions as if each had occurred on January 1, 2014:

•                  the completed merger (the “Lumara Merger”) with Lumara Health Inc. (“Lumara”) on November 12, 2014;

•                  the incurrence of an aggregate of $340.0 million of indebtedness under a term loan facility to fund the Lumara Merger (the “2014 Term Loan Facility”);

•                  the probable acquisition (the “CBR Acquisition”) of CBR Acquisition Holdings Corp. (“CBR Acquisition Holdings”), which is a wholly owned and the sole subsidiary of CBR Holdco, LLC (“CBR”);

•                  the proposed incurrence of an aggregate of $350.0 million of indebtedness under a new senior secured term loan facility (the “New Term Loan Facility”) and an aggregate of $450.0 million of senior unsecured bridge loans or other senior unsecured notes, or any combination thereof (the “Unsecured Debt Financing” and, together with the New Term Loan Facility, the “Debt Financing”);

•                  the proposed issuance of AMAG common stock generating gross proceeds of approximately $200.0 million (the “Equity Offering”); and

•                  the use of the proceeds from the Debt Financing and the Equity Offering to fund the CBR Acquisition, including all transaction fees and expenses, and the repayment of outstanding borrowings and the payment of accrued interest and a 2.0% prepayment premium required for early repayment of all amounts outstanding under the 2014 Term Loan Facility (collectively with the Lumara Merger, the 2014 Term Loan Facility, the CBR Acquisition, the Debt Financing and the Equity Offering, the “Transactions”).

In addition, the following unaudited pro forma condensed combined balance sheet as of June 30, 2015 reflects pro forma adjustments to the financial position of AMAG to give effect to the following transactions as if each had occurred on June 30, 2015:

•                  the CBR Acquisition;

•                  the Debt Financing and the Equity Offering; and

•                  the use of the proceeds from the Debt Financing and the Equity Offering to fund the CBR Acquisition, including all transaction fees and expenses, and the repayment of outstanding borrowings and the payment of accrued interest and a 2.0% prepayment premium required for early repayment of all amounts outstanding under the 2014 Term Loan Facility.

The Lumara Merger has already been reflected in the Company’s historical unaudited condensed consolidated balance sheet as of June 30, 2015 and historical unaudited condensed consolidated statement of operations for the six months ended June 30, 2015; therefore, no pro forma adjustments related to the Lumara Merger are necessary for the unaudited pro forma condensed combined balance sheet as of June 30, 2015 or for the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2015.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2014 is based on and should be read in conjunction with (1) the historical audited consolidated financial statements of AMAG for the year ended December 31, 2014 (which include the results of operations of Lumara beginning from the date of acquisition (November 12, 2014) and are available in AMAG’s Annual Report on Form 10-K for the year ended December 31, 2014); (2) the historical audited consolidated financial statements of CBR for the year ended December 31, 2014 (included elsewhere in this Current Report on Form 8-K); and (3) the historical unaudited consolidated statement of operations of Lumara for the period from January 1, 2014 through November 11, 2014 (not included herein).  The unaudited pro forma condensed combined financial information as of and for the six months ended June 30, 2015 is based on and should be read in conjunction with the historical unaudited condensed consolidated financial statements of AMAG as of and for the six months ended June 30, 2015 (which are available in AMAG’s Quarterly Report in Form 10-Q for the quarter ended June 30, 2015) and the historical unaudited consolidated financial statements of CBR as of and for the six months ended June 30, 2015 (included elsewhere in this Current Report on Form 8-K).

The unaudited pro forma condensed combined financial information has been prepared by management in accordance with SEC Regulation S-X Article 11 for illustrative purposes only and is not necessarily indicative of the consolidated financial position or results of operations that would have been realized had the Transactions occurred as of the dates indicated, nor is it meant to be indicative of any future consolidated financial position or future results of operations that the combined company will experience. The historical consolidated financial information has been adjusted in the accompanying unaudited pro forma condensed combined financial statements to give pro forma effect to events that are (1) directly attributable to the Transactions, (2) factually supportable and (3) with respect to the unaudited pro forma condensed combined statements of operations, expected to have a continuing impact on the combined results. The pro forma adjustments included in the accompanying unaudited pro forma condensed combined financial statements are based on currently available data and assumptions that AMAG believes are reasonable. However, the unaudited pro forma condensed combined statements of operations do not include any expected cost savings or restructuring actions which may be achievable or which may occur subsequent to the CBR Acquisition or the impact of any non-recurring activity and one-time transaction related costs.

In the accompanying unaudited pro forma condensed combined financial information, the Lumara Merger and the CBR Acquisition have been accounted for as business combinations using the acquisition method of accounting under the provisions of Accounting Standard Codification No. 805, Business Combinations, (“ASC 805”) and applying the pro forma assumptions and adjustments described in the accompanying notes. Under ASC 805, the Company values assets acquired and liabilities assumed in a business combination at their fair values as of the acquisition date. Fair value measurements can be highly subjective and the reasonable application of measurement principles may result in a range of alternative estimates using the same facts and circumstances. Under ASC 805, transaction costs are not included as a component of consideration transferred and are expensed as incurred. The excess of the purchase price (consideration transferred) over the estimated fair value of identifiable assets and liabilities as of the acquisition date is allocated to goodwill in accordance with ASC 805. The final valuations are expected to be completed as soon as practicable but no later than one year after the consummation of the Lumara Merger and the CBR Acquisition, respectively. The purchase price allocations reflected in the unaudited pro forma condensed combined financial statements are preliminary and will be adjusted upon completion of the Company’s final valuations of the fair value of the assets and liabilities of Lumara and CBR as of the effective dates of the Lumara Merger and the CBR Acquisition, respectively, which requires extensive use of accounting estimates and management judgment. Although the Company believes the fair values assigned to the assets to be acquired and liabilities to be assumed reflected in the unaudited pro forma condensed combined financial information are based on reasonable estimates and assumptions using currently available data, the results of the final allocation could be materially different from the preliminary allocations, including, but not limited to, the allocations related to components of working capital, identifiable intangible assets, goodwill, property and equipment, inventory, deferred revenues and deferred income taxes, and any resulting impacts to amortization and income taxes.

AMAG PHARMACEUTICALS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2015

(In thousands)

			CBR		Equity Offering		Debt Financing
	Historical	Historical	Pro Forma		Pro Forma		Pro Forma		Pro Forma
	AMAG	CBR	Adjustments	Notes	Adjustments	Notes	Adjustments	Notes	Combined
ASSETS
Current assets:
Cash and cash equivalents	$89,884	$16,319	$(645,877)	(a)	$189,237	(l)	$440,321	(m)	$89,884
Investments	308,524	—	(65,325)	(b)	—		—		243,199
Accounts receivable, net	57,954	9,279	—		—		—		67,233
Inventories	34,363	4,572	—		—		—		38,935
Receivable from collaboration	5,615	—	—		—		—		5,615
Deferred tax assets	53,135	2,198	(16,906)	(i)
			2,036	(k)	—		7,090	(o)	47,553
Prepaid and other current assets	6,004	8,485	—		—		—		14,489
Restricted cash	—	30,751	—		—		—		30,751
Total current assets	555,479	71,604	(726,072)		189,237		447,411		537,659
Property and equipment, net	1,917	28,205	—		—		—		30,122
Goodwill	204,414	288,006	171,741	(d)	—		—		664,161
Intangible assets, net	863,020	119,800	229,200	(c)	—		—		1,212,020
Restricted cash	2,397	—	—		—		—		2,397
Other long-term assets	12,056	4,312	(3,094)	(e)	—		2,600	(n)	15,874
Total assets	$1,639,283	$511,927	$(328,225)		$189,237		$450,011		$2,462,233
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,147	$1,537	$—		$—		$—		$7,684
Accrued expenses	89,617	10,088	(2,653)	(g)
			(49)	(h)	—		(1,919)	(m)	95,084
Current portion of long-term debt	132,680	1,707	(1,707)	(h)	—		(115,180)	(m)	17,500
Current portion of acquisition-related contingent consideration	95,526	—	—		—		—		95,526
Deferred revenues	—	31,845	(29,604)	(f)	—		—		2,241
Other current liabilities	—	37,588	—		—		—		37,588
Total current liabilities	323,970	82,765	(34,013)		—		(117,099)		255,623
Long-term liabilities:
Long-term debt, net	179,706	—	—		—		578,294	(m)	758,000
Convertible 2.5% senior notes, net	170,817	—	—		—		—		170,817
Term loan	—	194,792	(194,792)	(h)	—		—		—
Notes payable	—	81,123	(81,123)	(h)	—		—		—
Acquisition-related contingent consideration	124,666	—	—		—		—		124,666
Deferred income tax liability	122,303	45,458	93,044	(i)	—		—		260,805
Deferred revenues	—	28,352	(24,593)	(f)	—		—		3,759
Other long-term liabilities	4,840	210	(210)	(j)	—		—		4,840
Total liabilities	926,302	432,700	(241,687)		—		461,195		1,578,510
Commitments and contingencies
Stockholders’ equity:
Common stock, par value $0.01 per share	309	—	—		30	(l)	—		339
Common units	—	138,161	(138,161)	(k)	—		—		—
Additional paid-in capital	1,000,901	7,735	(7,735)	(k)	189,207	(l)	—		1,190,108
Accumulated other comprehensive loss	(3,948)	—	—		—		—		(3,948)
Accumulated deficit	(284,281)	(66,669)	59,358	(k)	—		(11,184)	(o)	(302,776)
Total stockholders’ equity	712,981	79,227	(86,538)		189,237		(11,184)		883,723
Total liabilities and stockholders’ equity	$1,639,283	$511,927	$(328,225)		$189,237		$450,011		$2,462,233

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

AMAG PHARMACEUTICALS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2015

(In thousands, except per share data)

			CBR		Equity Offering		Debt Financing
	Historical	Historical	Pro Forma		Pro Forma		Pro Forma		Pro Forma
	AMAG	CBR	Adjustments	Notes	Adjustments	Notes	Adjustments	Notes	Combined	Notes
Revenues:
U.S. product sales, net	$162,067	$—	$—		$—		$—		$162,067
Service revenues	—	58,409	—		—		—		58,409
License fee and other collaboration revenues	51,322	—	—		—		—		51,322
Other product sales and royalties	—	—	—		—		—		—
Other revenue	—	82	—		—		—		82
Total revenues	213,389	58,491	—		—		—		271,880
Costs and expenses:
Cost of product sales	40,705	—	—		—		—		40,705
Cost of services	—	9,923	—		—		—		9,923
Research and development expenses	15,172	—	—		—		—		15,172
Selling, general and administrative expenses	63,913	49,040	(82)	(a)	—		—		112,871
Acquisition-related costs	2,653	—	(2,653)	(b)	—		—		—
Restructuring expenses	1,014	—	—		—		—		1,014
Total costs and expenses	123,457	58,963	(2,735)		—		—		179,685
Operating income (loss)	89,932	(472)	2,735		—		—		92,195
Other income (expense):
Interest expense	(20,572)	(11,130)	11,130	(c)	—		(15,299)	(f)	(35,871)
Interest and dividend income, net	443	5	—		—		—		448
Gains (losses) on sale of assets, net	—	—	—		—		—		—
Gains (losses) on investments, net	—	—	—		—		—		—
Other, net	2	30	—		—		—		32
Total other income (expense)	(20,127)	(11,095)	11,130		—		(15,299)		(35,391)
Net income (loss) before income taxes	69,805	(11,567)	13,865		—		(15,299)		56,804
Income tax benefit (provision)	(23,643)	379	(1,271)	(d)	—		5,936	(g)	(18,599)
Net income (loss)	$46,162	$(11,188)	$12,594		$—		$(9,363)		$38,205

Net income per share:
Basic	$1.60								$1.20	(h)
Diluted	$1.23								$0.96	(h)
Weighted average shares outstanding used to compute net income per share:
Basic	28,934				3,020	(e)			31,954	(h)
Diluted	40,791				3,020	(e)			43,811	(h)

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

AMAG PHARMACEUTICALS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2014

(In thousands, except per share data)

		Historical
		Lumara	Lumara Pro Forma Adjustments
		January 1, 2014	Women’s				CBR		Equity Offering		Debt Financing
	Historical	through	Health	Acquisition		Historical	Pro Forma		Pro Forma		Pro Forma		Pro Forma
	AMAG	November 11, 2014	Division (a)	Adjustments	Notes	CBR	Adjustments	Notes	Adjustments	Notes	Adjustments	Notes	Combined	Notes
Revenues:
U.S. product sales, net	$108,795	$156,578	$(13,257)	$—		$—	$—		$—		$—		$252,116
Service revenues	—	—	—	—		121,790	—		—		—		121,790
License fee and other collaboration revenues	10,886	—	—	—		—	—		—		—		10,886
Other product sales and royalties	4,703	—	—	—		—	—		—		—		4,703
Other revenue	—	—	—	—		146	—		—		—		146
Total revenues	124,384	156,578	(13,257)	—		121,936	—		—		—		389,641
Costs and expenses:
Cost of product sales	20,306	77,653	(14,577)	(4,845)	(b)
				9,742	(c)	—	—		—		—		88,279
Cost of services	—	—	—	—		19,913	—		—		—		19,913
Research and development expenses	24,160	11,304	(458)	—		252	—		—		—		35,258
Selling, general and administrative expenses	72,254	90,487	(4,260)	(26,500)	(d)	103,108	(2,230)	(h)	—		—		232,859
Acquisition-related costs	9,478	—	—	(9,478)	(d)	—	—		—		—		—
Restructuring expenses	2,023	—	—	—		—	—		—		—		2,023
Impairment of long-lived assets	—	26,222	(26,222)	—		—	—		—		—		—
Total costs and expenses	128,221	205,666	(45,517)	(31,081)		123,273	(2,230)		—		—		378,332
Operating income (loss)	(3,837)	(49,088)	32,260	31,081		(1,337)	2,230		—		—		11,309
Other income (expense):
Interest expense	(14,697)	(8,224)	—	(15,356)	(e)	(22,447)	22,447	(i)	—		(28,433)	(k)	(66,710)
Interest and dividend income, net	975	—	—	—		36	—		—		—		1,011
Gains (losses) on sale of assets, net	103	(1,011)	1,036	—		—	—		—		—		128
Gains (losses) on investments, net	114	—	—	—		—	—		—		—		114
Other, net	—	5,879	—	—		(49)	—		—		—		5,830
Total other income (expense)	(13,505)	(3,356)	1,036	(15,356)		(22,460)	22,447		—		(28,433)		(59,627)
Net income (loss) before reorganizaion items and income taxes	(17,342)	(52,444)	33,296	15,725		(23,797)	24,677		—		(28,433)		(48,318)
Reorganization items, net:
Professional fees	—	(817)	—	—		—	—		—		—		(817)
Net income (loss) before income taxes	(17,342)	(53,261)	33,296	15,725		(23,797)	24,677		—		(28,433)		(49,135)
Income tax benefit (provision)	153,159	(774)	—	(152,385)	(f)	8,661	(8,661)	(j)	—		—	(l)	—
Net income (loss)	$135,817	$(54,035)	$33,296	$(136,660)		$(15,136)	$16,016		$—		$(28,433)		$(49,135)

Net income (loss) per share:
Basic	$6.06												$(1.74)
Diluted	$5.45												$(1.74)

Weighted average shares outstanding used to compute net income (loss) per share:
Basic	22,416			2,770	(g)				3,020	(g)			28,206	(g)
Diluted	25,225			(39)	(g)				3,020	(g)			28,206	(g)

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

AMAG PHARMACEUTICALS, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1.  Description of the Business Combinations

Lumara Merger

On November 12, 2014, AMAG completed its acquisition of 100% of the equity ownership of Lumara, excluding the assets and liabilities of the Women’s Health Division and certain other assets and liabilities. AMAG paid approximately $600.0 million in cash (subject to finalization of certain adjustments related to Lumara Health’s financial position at the time of closing, including adjustments related to net working capital, net debt and transaction expenses) and issued approximately 3.2 million shares of its common stock, having a value of approximately $112.0 million at the time of the closing, to the holders of Lumara common stock, stock options and restricted stock units. In addition, AMAG agreed to pay additional merger consideration, up to a maximum of $350.0 million, based on the achievement of certain sales milestones for the period from December 1, 2014 through December 19, 2019. The fair value of the contingent merger consideration was determined to be $205.0 million as of the closing date. In June 2015, AMAG settled the net working capital, net debt and transaction expenses with the Lumara stockholders, as a result of which the final purchase price for the Lumara Merger was $912.0 million, net of $5.2 million of cash acquired. Lumara’s operations have been included in AMAG’s historical consolidated financial statements beginning on the date of acquisition (November 12, 2014). For additional information, please see AMAG’s Annual Report on Form 10-K for the year ended December 31, 2014 and Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2015.

CBR Acquisition

On June 29, 2015, AMAG entered into a stock purchase agreement (the “CBR stock purchase agreement”) to purchase all of the outstanding equity securities of CBR Acquisition Holdings for an aggregate of $700.0 million in cash consideration, subject to net working capital, net debt, transaction expense and other adjustments as defined in the stock purchase agreement. The following table summarizes the components of the estimated total purchase price included in the unaudited pro forma condensed combined financial statements as if the CBR Acquisition had been completed on June 30, 2015 (in thousands):

Base consideration	$700,000
Adjustments for assumed indebtedness	(17,117)
Estimated purchase price	$682,883

The adjustments for assumed indebtedness include post-closing payments of a portion of CBR’s retained amount and employee retention amount, and post-closing tax obligations as defined in the stock purchase agreement, which specifies that the cash consideration will be reduced by the aggregate amount of indebtedness assumed.

Under the CBR stock purchase agreement, certain assets and liabilities of CBR will not transfer to AMAG at closing, including cash and certain indebtedness. Accordingly, pro forma adjustments have been reflected in the unaudited pro forma condensed combined balance sheet to exclude these assets and liabilities, as follows (in thousands):

Cash and cash equivalents	$16,319
Accrued interest payable	(49)
Current portion of long-term debt	(1,707)
Term loan	(194,792)
Notes payable	(81,123)
Net liabilities not assumed	$(261,352)

AMAG PHARMACEUTICALS, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION (CONTINUED)

The following summarizes the preliminary purchase price allocation of the CBR Acquisition under ASC 805 as if the CBR Acquisition had been completed on June 30, 2015 (in thousands):

Accounts receivable, net	$9,279
Inventories	4,572
Prepaid and other current assets	8,485
Restricted cash	30,751
Property and equipment, net	28,205
Goodwill	459,747
Intangible assets, net	349,000
Other long-term assets	1,218
Accounts payable	(1,537)
Accrued expenses	(10,039)
Deferred revenues — short-term	(2,241)
Deferred income tax liability — short-term	(14,708)
Other current liabilities	(37,588)
Deferred revenues — long-term	(3,759)
Deferred income tax liability — long-term	(138,502)
Estimated purchase price	$682,883

2. Accounting Policies

During the preparation of the accompanying unaudited pro forma condensed combined financial statements, AMAG was not aware of any material differences between accounting policies of AMAG and Lumara or of AMAG and CBR, except for certain reclassifications necessary to conform to AMAG’s financial presentation as discussed in Note 3 below. Accordingly, the accompanying unaudited pro forma condensed combined financial statements do not assume any material differences in accounting policies between the companies.

Following the closing of the CBR Acquisition, AMAG will finalize its review of CBR’s accounting policies in an effort to determine if differences in accounting policies require adjustment or reclassification of CBR’s results of operations or assets or liabilities to conform to AMAG’s accounting policies and classifications. As a result of this review, AMAG may identify differences between the accounting policies of the two companies that, when conformed, could be materially different from the amounts set forth in the accompanying unaudited pro forma condensed combined financial statements.

AMAG PHARMACEUTICALS, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION (CONTINUED)

3. Reclassifications

Lumara

Financial information presented in the “Historical Lumara January 1, 2014 through November 11, 2014” column in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2014 has been reclassified to conform to the presentation in AMAG’s historical consolidated financial statements, as follows (in thousands):

Year Ended December 31, 2014	Before Reclassification	Reclassification	After Reclassification
Cost of product sales	$15,138	$62,515	$77,653
Selling, general and administrative expenses	153,002	(62,515)	90,487
Loss on sale of property and equipment	(97)	97	—
Loss on assets held for sale	(914)	914	—
Interest and other income, net	5,879	(5,879)	—
Gains (losses) on sale of assets, net	—	(1,011)	(1,011)
Other, net	—	5,879	5,879

Amortization of intangible assets relating to product rights is classified as selling, general and administrative expense in Lumara’s historical financial statements, while AMAG classifies such amortization expense as cost of product sales. Accordingly, AMAG has reclassified Lumara’s amortization of intangible assets relating to product rights to cost of product sales in the unaudited pro forma condensed combined financial statements to conform to the presentation in AMAG’s historical consolidated financial statements.

CBR

Financial information presented in the “Historical CBR” column in the unaudited pro forma condensed combined financial statements has been reclassified to conform to the presentation in AMAG’s historical consolidated financial statements, as follows (in thousands):

Six Months Ended June 30, 2015	Before Reclassification	Reclassification	After Reclassification
Net revenues	$58,409	$(58,409)	$—
Service revenues	—	58,409	58,409
Cost of services	13,495	(3,572)	9,923
Selling, general and administrative expenses	45,184	3,856	49,040
Other income	(30)	30	—
Change in fair value of contingent consideration	284	(284)	—
Other, net	—	(30)	(30)

As of June 30, 2015	Before Reclassification	Reclassification	After Reclassification
Other long-term liabilities	$45,458	$(45,248)	$210
Deferred rent	210	(210)	—
Deferred income tax liability	—	45,458	45,458

AMAG PHARMACEUTICALS, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION (CONTINUED)

Year Ended December 31, 2014	Before Reclassification	Reclassification	After Reclassification
Net revenues	$121,790	$(121,790)	$—
Service revenues	—	121,790	121,790
Cost of services	27,359	(7,446)	19,913
Selling, general and administrative expenses	95,926	7,182	103,108
Other expense	49	(49)	—
Change in fair value of contingent consideration	(264)	264	—
Other, net	—	49	49

CBR’s net revenues have been reclassified to service revenues in the unaudited pro forma condensed combined financial statements to present such revenues based on the nature of the revenue. CBR classifies shipping and handling costs and amortization of patents as cost of services and presents changes in the fair value of the contingent consideration on a separate line in its consolidated statements of operations. Accordingly, AMAG has reclassified CBR’s shipping and handling costs, amortization of patents and changes in the fair value of the contingent consideration for the six months ended June 30, 2015 and the year ended December 31, 2014 to selling, general and administrative expense in the unaudited pro forma condensed combined financial statements to conform to the presentation in AMAG’s historical consolidated financial statements.

CBR’s deferred rent and long-term deferred income tax liability have been reclassified in the unaudited pro forma condensed combined balance sheet at June 30, 2015 to conform to the presentation in AMAG’s historical consolidated financial statements.

4. Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2015

(a)         Represents the use of cash to pay the purchase price for CBR Acquisition Holdings and related transaction fees and expenses, as follows (in thousands):

Sales of marketable securities (see Note 4(b))	$65,325
Cash paid for CBR Acquisition Holdings	(682,883)
CBR cash and cash equivalents retained by former shareholders	(16,319)
Estimated transaction fees and expenses (not paid as of June 30, 2015)	(12,000)
Net adjustment	$(645,877)

(b)         Represents the sale of marketable securities to fund a portion of the purchase price for the CBR Acquisition.

(c)          Represents adjustments to record identified intangible assets of CBR at fair value on the acquisition date.  The fair value estimate for identifiable intangible assets is preliminary and is determined based on assumptions that market participants would use in pricing an asset, based on the most advantageous market for the asset (i.e., its highest and best use). The final fair value determination for identified intangible assets may differ from this preliminary determination, and such differences could be material. The preliminary fair value of identifiable intangible assets was primarily determined using the “income approach,” which is a valuation technique that provides an estimate of the fair value of an asset based on market participant expectations of the cash flows an asset would generate over its remaining useful life. Some of the more significant assumptions used in the income approach from the perspective of a market participant include the estimated net cash flows for each year for each identifiable intangible asset (including service revenues, cost of services, research and development costs, selling, general and

AMAG PHARMACEUTICALS, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION (CONTINUED)

administrative costs and working capital/contributory asset charges), the discount rate that measures the risk inherent in each future cash flow stream, the assessment of each asset’s life cycle, competitive trends impacting the asset and each cash flow stream as well as other factors.  No assurances can be given that the underlying assumptions used to prepare the discounted cash flow analysis will not change. For this and other reasons, actual results may vary significantly from estimated results.

A summary of the identifiable intangible assets estimated to be recorded in connection with the CBR Acquisition is as follows (in thousands):

Customer relationships	$280,000
Trademarks and tradenames	69,000
349,000
Eliminate CBR’s existing intangible assets	(119,800)
Net adjustment	$229,200

The customer relationships intangible asset is expected to be amortized over a period of 20 years (see Note 5(a)). The trademarks and tradenames intangible asset is deemed to be an indefinite-lived asset, which is not amortizable but is subject to periodic assessments of impairment.

(d)         Represents an adjustment to record goodwill resulting from the CBR Acquisition, as follows (in thousands):

Goodwill recorded in CBR Acquisition	$459,747
Eliminate CBR’s existing goodwill	(288,006)
Net adjustment	$171,741

AMAG has preliminarily allocated the purchase price to the net tangible and identifiable intangible assets based on their estimated acquisition-date fair values. The excess of the purchase price over the estimated fair values of the net tangible and identifiable intangible assets acquired has been recorded as goodwill. The goodwill is not expected to be deductible for income tax purposes.

(e)          Represents an adjustment to eliminate the deferred financing costs associated with the portion of CBR’s indebtedness that will not be assumed by AMAG in the CBR Acquisition.

(f)           Represents an adjustment to record CBR’s deferred revenue at fair value on the acquisition date.  The fair value estimate for deferred revenue is preliminary, and the final fair value determination for deferred revenue may differ from this preliminary determination. The fair value of deferred revenue was estimated as the direct and indirect costs of fulfilling the legal performance obligations, plus a reasonable profit margin for the level of effort or assumption of risk by AMAG after the acquisition date. No assurances can be given that the underlying assumptions used to prepare the related discounted cash flow analysis will not change.  For this and other reasons, actual results may vary significantly from estimated results.

A summary of the deferred revenue estimated to be recorded in connection with the CBR Acquisition and the resulting net adjustments to deferred revenues is as follows (in thousands):

Deferred revenue — short-term	$2,241
Eliminate CBR’s existing deferred revenue — short-term	(31,845)
Net adjustment	$(29,604)

Deferred revenue — long-term	$3,759
Eliminate CBR’s existing deferred revenue — long-term	(28,352)
Net adjustment	$(24,593)

(g)          Represents an adjustment to eliminate AMAG’s transaction costs related to the CBR Acquisition accrued at June 30, 2015.  The full amount of such transaction costs are assumed to be paid in Note 4(a) above.

AMAG PHARMACEUTICALS, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION (CONTINUED)

(h)         Represents an adjustment to eliminate CBR’s liabilities not assumed by AMAG, consisting of outstanding debt and the related accrued interest (see Note 1).

(i)           The CBR Acquisition is expected to result in carryover basis for all tax attributes. Based on the preliminary purchase accounting for the CBR Acquisition, including the preliminary fair value adjustments for identifiable intangible assets acquired and deferred revenue obligations assumed, AMAG recorded a reduction to current deferred income tax assets of $16.9 million and an increase to long-term deferred income tax liabilities of $93.0 million, determined using a combined federal statutory rate and state statutory rate (net of federal benefit).

These estimates are preliminary and subject to change based on, among other things, management’s final determination of the fair values of the tangible and identifiable intangible assets acquired and liabilities assumed by jurisdiction and management’s assessment of the combined company’s ability to utilize the future benefits from acquired and legacy deferred tax assets.

(j)            Represents an adjustment to eliminate the deferred rent recorded in CBR’s historical unaudited consolidated financial statements at June 30, 2015.

(k)         Represents adjustments to stockholders’ equity to (i) reflect recognition of the $12.0 million of transaction costs estimated to be incurred by AMAG related to the CBR Acquisition, less the $2.7 million of costs incurred as of June 30, 2015; (ii) reflect the $2.0 million tax benefit on the portion of the $9.3 million of additional transaction costs estimated to be deductible for tax purposes and (iii) eliminate CBR’s remaining historical stockholders’ equity, as follows (in thousands):

	Common Units	Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity
Record estimated additional transaction costs not yet incurred as of June 30, 2015	$—	$—	$(9,347)	$(9,347)
Tax benefit of estimated additional transaction costs	—	—	2,036	2,036
Elimination of CBR’s historical equity	(138,161)	(7,735)	66,669	(79,227)
Net adjustments	$(138,161)	$(7,735)	$59,358	$(86,538)

Based on a preliminary assessment of the total $12.0 million of estimated transaction costs, AMAG estimates that approximately $6.3 million will be deductible for income tax purposes, resulting in an estimated income tax benefit of $2.4 million. The evaluation of the deductibility of the transaction costs, and the ability to utilize such benefits, is preliminary and subject to change.

(l)           Represents an adjustment to reflect the estimated net proceeds from the issuance of AMAG common stock pursuant to the Equity Offering, assuming the sale of 3,019,780 shares at an assumed public offering price of $66.23 per share, which was the last reported sale price of AMAG’s common stock on The NASDAQ Global Select Market on July 28, 2015. The estimated proceeds of $189.2 million from the Equity Offering is presented net of estimated underwriting discounts and commissions and estimated offering expenses payable by AMAG, aggregating $10.8 million.

(m)              Represents new borrowings under the Debt Financing as well as the repayment of outstanding borrowings and the payment of accrued interest and a 2.0% prepayment premium under the 2014 Term Loan Facility. Of the total $800.0 million borrowed under the Debt Financing, approximately $17.5 million is payable within 12 months of the balance sheet date and therefore is reflected as a current liability. The pro forma combined long-term debt balance at June 30, 2015 is stated net of $24.5 million of estimated original issue discount (“OID”) costs, which will be amortized and recorded as interest expense based on the effective interest method over the term of the debt.

A summary of the impact of the borrowings under the Debt Financing as well as the repayment of outstanding borrowings and the payment of accrued interest and a 2.0% prepayment premium under the 2014 Term Loan Facility as of June 30, 2015 is as follows (in thousands):

AMAG PHARMACEUTICALS, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION (CONTINUED)

Proceeds from the Debt Financing:
New Term Loan Facility	$350,000
Unsecured Debt Financing	450,000
Total proceeds	800,000
Less: OID and deferred financing costs	(28,300)
Less: Repayment of principal under the 2014 Term Loan Facility	(323,000)
Less: Repayment of the accrued interest on the 2014 Term Loan Facility	(1,919)
Less: Payment of prepayment premium upon repayment of principal under the 2014 Term Loan Facility	(6,460)
Net adjustment — cash and cash equivalents	$440,321

Long-term debt:
New Term Loan Facility	$350,000
Unsecured Debt Financing	450,000
Less: OID on the Debt Financing	(24,500)
Total proceeds from the Debt Financing, net of OID	775,500
Less: Current portion of New Term Loan Facility	(17,500)
New long-term debt, net	758,000
Less: Repayment of 2014 Term Loan Facility long-term debt	(190,320)
Plus: Write-off of OID on 2014 Term Loan Facility	10,614
Net adjustment — long-term debt	$578,294

Current portion of New Term Loan Facility	$17,500
Less: Repayment of current portion of 2014 Term Loan Facility	(132,680)
Net adjustment — current portion of long-term debt	$(115,180)

(n)         Represents an adjustment to record the new deferred financing costs incurred in connection with the Debt Financing, less the elimination of the remaining deferred financing costs associated with the 2014 Term Loan Facility at June 30, 2015. The new deferred financing costs consist principally of underwriting and legal fees and expenses, which will be amortized and recorded as interest expense based on the effective interest method over the term of the debt.

A summary of the net impact to the deferred financing costs as of June 30, 2015 is as follows (in thousands):

Deferred financing costs:
New Term Loan Facility	$1,800
Unsecured Debt Financing	2,000
3,800
Less: Deferred financing costs on 2014 Term Loan Facility	(1,200)
Net adjustment	$2,600

(o)         Represents an adjustment to record the $11.2 million net impact to accumulated deficit of the write-off of historical unamortized OID ($10.6 million) and remaining deferred financing costs ($1.2 million) and the payment of a 2.0% prepayment premium ($6.5 million) in connection with the repayment of principal under the 2014 Term Loan Facility, net of the related income tax benefit of $7.1 million.  The $7.1 million income tax benefit is also reflected as an increase to deferred tax assets.

AMAG PHARMACEUTICALS, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION (CONTINUED)

5. Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations for the Six Months Ended June 30, 2015

(a)         Represents incremental amortization expense relating to the fair value purchase accounting adjustments for the CBR Acquisition, as follows (dollars in thousands):

	Estimated Useful Life	Estimated Fair Value	Six Months Ended June 30, 2015
CBR customer relationships	20	$280,000	$7,683
Trademarks and tradenames	N/A	69,000	—
Pro forma amortization expense			7,683
Less: Amortization expense included in CBR’s historical financial statements			(7,765)
Net adjustment			$(82)

Amortization of the customer relationships intangible asset will be recognized using an economic consumption model over 20 years, which represents the period over which AMAG expects the related cash flows to be realized. Amortization expense attributable to the CBR customer relationships for the six months ended June 30, 2015 represents amortization expense estimated to be recorded in the first six months of the second year following the assumed closing of the CBR Acquisition on January 1, 2014.

(b)         Represents elimination of the non-recurring transaction fees and expenses recorded as expense in AMAG’s historical unaudited condensed consolidated statement of operations for the six months ended June 30, 2015.

(c)          Represents elimination of interest expense related to the portion of CBR’s indebtedness that will not be assumed by AMAG in the CBR Acquisition.

(d)         Represents an aggregate adjustment of $1.3 million to record (i) an income tax provision for the net pro forma adjustments related to the CBR Acquisition and (ii) an income tax benefit for CBR’s historical net loss before income taxes prior to those pro forma adjustments, both determined using a combined federal statutory rate and state statutory rate (net of federal benefit).

(e)          Represents an adjustment to give effect to the shares of AMAG common stock issued in the Equity Offering, assuming the sale of 3,019,780 shares at an assumed public offering price of $66.23 per share, which was the last reported sale price of AMAG’s common stock on The NASDAQ Global Select Market on July 28, 2015. The pro forma combined weighted average number of common shares outstanding for the six months ended June 30, 2015 has been calculated as if the common stock had been issued on January 1, 2014.

AMAG PHARMACEUTICALS, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION (CONTINUED)

(f)           Represents incremental interest expense related to AMAG’s indebtedness after giving effect to the Transactions, composed of borrowings under the Debt Financing less the repayment of outstanding borrowings and the payment of accrued interest and a 2.0% prepayment premium under the 2014 Term Loan Facility, as follows (in thousands):

Six Months Ended
June 30, 2015
Interest on outstanding borrowings under the Debt Financing:
New Term Loan Facility at an interest rate of 5.25% per annum	$9,188
Unsecured Debt Financing at an assumed interest rate of 7.375% per annum	16,594
Amortization of OID and deferred financing costs	1,988
Pro forma interest expense	27,770
Interest on outstanding borrowings under the 2014 Term Loan
Facility at an interest rate of 7.25% per annum	(10,923)
Amortization of OID and deferred financing costs on the 2014 Term Loan Facility	(1,548)
Net adjustment	$15,299

The New Term Loan Facility will bear interest at a floating rate based on the U.S. prime rate or the London Interbank Offered Rate (“LIBOR”) depending on the type of loan requested by AMAG at the time of borrowing. The Unsecured Debt Financing is estimated to bear interest at a rate of 7.375%.  A 1/8th percent change in the interest rate would increase or decrease the pro forma cash interest expense on the $800.0 million of expected borrowings under the Debt Financing by $1.0 million per year.

(g)        Represents an adjustment of $5.9 million to record an income tax benefit on the pro forma adjustments for the Debt Financing, determined using a combined federal statutory rate and state statutory rate (net of federal benefit).

(h)         Pro forma combined basic and diluted net income per share for the six months ended June 30, 2015 was calculated as follows (in thousands, except per share data):

Six Months Ended June 30, 2015
Pro forma combined net income, basic	$38,205
Effect of dilutive securities:
Interest expense on convertible 2.5% senior notes, net of income tax benefit	3,890
Pro forma combined net income, diluted	$42,095

Pro forma combined weighted average common shares outstanding	31,954
Effect of dilutive securities:
Stock options and restricted stock units	1,639
Convertible 2.5% senior notes	7,382
Warrants	2,836
Shares used in calculating pro forma combined diluted net income per share	43,811

Pro forma combined net income per share:
Basic	$1.20
Diluted	$0.96

The denominator used in computing pro forma combined basic and diluted net income per share includes all of the 3,019,780 shares of common stock assumed to be issued in the Equity Offering as the net

AMAG PHARMACEUTICALS, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION (CONTINUED)

proceeds therefrom will be used in entirety to fund the CBR Acquisition as well as the repayment of outstanding borrowings and the payment of accrued interest and a 2.0% prepayment premium under the 2014 Term Loan Facility.

6. Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations for the Year Ended December 31, 2014

Lumara Merger

(a)         Represents elimination of the operating results of the Women’s Health Division of Lumara, which was not acquired in the Lumara Merger.

(b)         Represents incremental amortization expense relating to the fair value purchase accounting adjustments for the Lumara Merger, as follows (dollars in thousands):

	Estimated Useful Life	Estimated Fair Value	Year Ended December 31, 2014
Makena IPR&D	N/A	$79,100	$—
Makena-marketed product	20	797,100	51,377
Pro forma amortization expense			51,377
Less: Makena amortization included in Lumara’s historical financial statements			(51,388)
Less: Makena amortization included in AMAG’s historical financial statements			(4,834)
Net adjustment			$(4,845)

Amortization of the product rights on the Makena-marketed product intangible asset will be recognized using an economic consumption model over 20 years, which represents management’s best estimate of the period over which AMAG expects 90% or more of the related cash flows to be realized. Amortization expense during the next five years is estimated as follows: $51.4 million in fiscal 2015, $64.2 million in fiscal 2016, $75.4 million in fiscal 2017, $82.7 million in fiscal 2018 and $53.7 million in fiscal 2019. Amortization expense for the year ended December 31, 2014 represents the amortization expense that was estimated to be recorded in the first 12 months following the assumed closing of the Lumara Merger on January 1, 2014.

(c)          AMAG will reflect the fair value of Lumara’s inventories in its statement of operations as the acquired inventory is sold.  The entire finished goods inventory of Lumara was estimated to turnover within the first 12 months after acquisition.  Conversion of the raw materials into finished goods and sale of those finished goods was estimated to occur over several years.  As there is a continuing impact of the step-up in the inventory on AMAG’s results of operations, the increased value has been included in the unaudited pro forma condensed combined statement of operations.  The pro forma adjustment represents the additional cost of product sales associated with inventories estimated to be sold within the first 12 months following the assumed closing of the Lumara Merger on January 1, 2014, as follows (in thousands):

AMAG PHARMACEUTICALS, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION (CONTINUED)

Year Ended
December 31, 2014
Pro forma amortization of the inventory step-up associated with inventories estimated to be sold within the first 12 months following the Lumara Merger	$11,055
Less: Amortization of the inventory step-up recorded in AMAG’s historical financial statements	(1,313)
Net adjustment	$9,742

Amortization of the fair value adjustment to inventories during the next five years is estimated as follows: $11.1 million in fiscal 2015, $3.5 million in fiscal 2016, $4.0 million in fiscal 2017, $3.5 million in fiscal 2018 and $2.7 million in fiscal 2019.

(d)         Represents elimination of the $9.5 million of non-recurring transaction fees and expenses recorded as expense by AMAG for the Lumara Merger for the year ended December 31, 2014. In addition, $26.5 million of transaction costs recorded by Lumara during the period from January 1, 2014 through November 11, 2014 were not assumed by AMAG in the Lumara Merger and, accordingly, have been eliminated in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2014.

(e)          Represents incremental interest expense related to AMAG’s indebtedness after giving effect to the Lumara Merger, composed of borrowings under the 2014 Term Loan Facility, as follows (in thousands):

Year Ended December 31, 2014
Interest on outstanding borrowings under the 2014 Term Loan Facility at an interest rate of 7.25% per annum	$23,857
Amortization of OID and deferred financing costs	3,250
Pro forma interest expense at an effective interest rate of 8.55% per annum	27,107
Less: Historical Lumara interest expense on debt not assumed	(7,955)
Less: 2014 Term Loan Facility interest expense and amortization recorded in AMAG’s historical financial statements	(3,796)
Net adjustment	$15,356

Interest on outstanding borrowings under the 2014 Term Loan Facility may be based on the U.S. prime rate or the LIBOR depending on the type of loan requested by AMAG at the time of borrowing. The 7.25% per annum rate used in the above calculation represents the current interest rate AMAG is paying on the $340.0 million of outstanding borrowings. A 1/8th percent change in the interest rate would increase or decrease the pro forma cash interest expense on the $340.0 million of outstanding borrowings under the 2014 Term Loan Facility by approximately $0.4 million per year.

(f)           The acquisition of Lumara resulted in carryover basis for all tax attributes. Both AMAG and Lumara had deferred tax assets for which full valuation allowances were provided in the companies’ historical consolidated financial statements. However, AMAG considered certain of Lumara’s deferred tax liabilities recorded in acquisition accounting as sources of income to support realization of Lumara’s deferred tax assets at the date of acquisition.  AMAG also considered certain of Lumara’s deferred tax liabilities recorded in acquisition accounting to be a source of income to support the realization of certain legacy U.S. deferred tax assets of AMAG.

AMAG PHARMACEUTICALS, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION (CONTINUED)

As a result of the acquisition, AMAG recorded an income tax benefit of $153.2 million in its historical consolidated statement of operations for the year ended December 31, 2014 for the release of a portion of the legacy AMAG domestic valuation allowance as of December 31, 2014 as a result the acquisition of Lumara. As this release of a portion of the valuation allowance was considered directly attributable to the transaction and non-recurring, the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2014 excludes the impact of the tax benefit of the valuation release. As of December 31, 2014, AMAG continued to maintain a valuation allowance against its remaining legacy U.S. deferred tax assets and the remaining U.S. deferred tax assets acquired from Lumara.

In addition, AMAG has considered the impact of the CBR Acquisition as of an assumed January 1, 2014 acquisition date and determined that the CBR Acquisition would not have impacted AMAG’s determination to maintain a full valuation allowance on a pro forma combined basis for the year ended December 31, 2014.

These tax estimates are preliminary and subject to change based on, among other things, management’s final determination of the fair values of the assets acquired and liabilities assumed by jurisdiction, the deductibility of AMAG’s acquisition-related costs and other costs deducted by Lumara or CBR prior to the closing of the Lumara Merger and CBR Acquisition, and management’s assessment of AMAG’s ability to utilize the future benefits from acquired and legacy deferred tax assets.

(g)         Represents the pro forma combined total number of shares outstanding, giving effect to (i) the 3,209,971 shares of AMAG common stock issued as consideration in the Lumara Merger and (ii) the shares of AMAG common stock issued in the Equity Offering, assuming the sale of 3,019,780 million shares at an assumed public offering price of $66.23 per share, which was the last reported sale price of AMAG’s common stock on the NASDAQ Global Select Market on July 28, 2015. The pro forma combined weighted average number of common shares outstanding for the year ended December 31, 2014 has been calculated as if the common stock had been issued on January 1, 2014. Approximately 18,300,000 potential shares of common stock were excluded from the computation of pro forma combined diluted net loss per share for the year ended December 31, 2014 as their effect would be anti-dilutive. The following table sets forth the computation of pro forma combined basic and diluted weighted average common shares outstanding (in thousands of shares):

Year Ended
December 31, 2014
Basic weighted average shares outstanding — historical	22,416
Add: Common shares issued in the Lumara Merger	2,770
Add: Common shares issued in the Equity Offering	3,020
Basic weighted average shares outstanding — pro forma combined	28,206

Diluted weighted average shares outstanding — historical	25,225
Add: Common shares issued in the Lumara Merger	2,770
Add: Common shares issued in the Equity Offering	3,020
Less: Dilutive shares assumed in the historical calculation	(2,809)
Diluted weighted average shares outstanding — pro forma combined	28,206

AMAG PHARMACEUTICALS, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION (CONTINUED)

CBR Acquisition

(h)         Represents a reduction to amortization expense relating to the fair value purchase accounting adjustments for the CBR Acquisition, as follows (dollars in thousands):

	Estimated Useful Life	Estimated Fair Value	Year Ended December 31, 2014
CBR customer relationships	20	$280,000	$14,566
Trademarks and tradenames	N/A	69,000	—
Pro forma amortization expense			14,566
Less: Amortization expense included in CBR’s historical financial statements			(16,796)
Net adjustment			$(2,230)

Amortization of CBR’s customer relationships intangible asset will be recognized using an economic consumption model over 20 years, which represents the period over which AMAG expects the related cash flows to be realized.  Amortization expense attributable to the CBR customer relationships for the year ended December 31, 2014 represents the amortization expense estimated to be recorded in the first 12 months following the assumed closing of the CBR Acquisition on January 1, 2014. Amortization expense attributable to the CBR customer relationships during the five years following the January 1, 2014 acquisition date assumed for pro forma purposes is estimated as follows: $14.6 million in 2014, $15.4 million in 2015, $15.2 million in 2016, $15.1 million in 2017 and $14.9 million in 2018.

(i)            Represents elimination of interest expense related to the portion of CBR’s indebtedness that will not be assumed by AMAG in the CBR Acquisition.

(j)           Represents an adjustment to eliminate the income tax benefit recorded by CBR in its historical consolidated statement of operations as AMAG would have continued to maintain a full valuation allowance on pro forma combined basis during the year ended December 31, 2014 (see Note 6(f)).

(k)        Represents the incremental interest expense related to AMAG’s indebtedness after giving effect to the Transactions, composed of borrowings under the Debt Financing less the repayment of outstanding borrowings and the payment of accrued interest and a 2.0% prepayment premium under the 2014 Term Loan Facility, as follows (in thousands):

Year Ended
December 31, 2014
Interest on outstanding borrowings under the Debt Financing:
New Term Loan Facility at an interest rate of 5.25% per annum	$18,375
Unsecured Debt Financing at an assumed interest rate of 7.375% per annum	33,188
Amortization of OID and deferred financing costs	3,977
Pro forma interest expense	55,540
Interest on outstanding borrowings under the 2014 Term Loan Facility at an interest rate of 7.25% per annum	(23,857)
Amortization of OID and deferred financing costs on the 2014 Term Loan Facility	(3,250)
Net adjustment	$28,433

The New Term Loan Facility will bear interest at a floating rate based on the U.S. prime rate or the LIBOR depending on the type of loan requested by AMAG at the time of borrowing. The Unsecured Debt Financing is estimated to bear interest at a rate of 7.375%.  A 1/8th percent change in the interest rate would increase or decrease the pro forma cash interest expense on the $800.0 million of expected borrowings under the Debt Financing by $1.0 million per year.

(l)            No income tax benefit has been recorded for the pro forma adjustments for the Debt Financing as AMAG would have continued to maintain a full valuation allowance on a pro forma combined basis during the year ended December 31, 2014 (see Note 6(f)).

AMAG PHARMACEUTICALS, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION (CONTINUED)

7.  Items Not Included in Pro Forma Condensed Combined Statements of Operations

The unaudited pro forma condensed combined statements of operations do not include any further cost savings or restructuring actions which may be achievable in connection with the Lumara Merger, or any expected cost savings or restructuring actions which may be achievable subsequent to the CBR Acquisition, or the impact of any non-recurring activity and one-time transaction related costs, including costs related to the CBR Acquisition that were or will be paid subsequent to June 30, 2015.